SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 19, 2004

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Trade Zone Boulevard, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 945-1323

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

The Company announced an extension of its manufacturing relationship with IBM. As a result, the Company expects to report a non-cash charge in the first quarter of 2004, estimated to be approximately $14 million after tax, associated primarily with impaired excess equipment.

Separately, Intersil concluded a routine audit exam with the Internal Revenue Service related to the 1999 and 2000 tax years. The result of this settlement will be a one-time gain of $15.9 million, which will also be recognized in the first quarter. The company currently expects that the net impact of these one-time items will result in a slight increase to GAAP earnings for the quarter.

(c)	Exhibits

99.1	Press Release dated March 18, 2004 announcing the Extension of the Manufacturing Relationship with IBM and Other First Quarter Items

SIGNATURE

Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

By:	/s/ Thomas C. Tokos
Name:	Thomas C. Tokos
Title:	Vice President

Dated: March 19, 2004

Exhibit Index

Exhibit Number	Description
99.1	Press release issued by Intersil Corporation on March 18, 2004.